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                                                                    EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is dated July 31, 2001, and is between Michelle Investments LLC ("Michelle") and Hypercom Corporation

("Hypercom").

                                   BACKGROUND

     A. Michelle recently loaned Hypercom $15 million (the "Loan"). In connection with the Loan, Hypercom granted Michelle a Series A Warrant (the "Series A Warrant") to purchase shares of Hypercom's common stock.

     B. By this Agreement, Michelle agrees to purchase 2,475,248 shares of Hypercom's common stock, in consideration for the reduction of the principal amount of the Loan by $7,500,001.40. The remainder of the Loan, and all accrued interest, is being paid off by Hypercom. The Series A Warrant will remain outstanding and enable Michelle to purchase 1,000,000 shares of common stock of Hypercom, subject to adjustment in accordance with the terms thereof.

     NOW, THEREFORE, in consideration of the promises herein, the parties hereto agree as follows:

                                   AGREEMENTS

     1. PURCHASE AND SALE OF STOCK. Hypercom hereby issues and sells to Michelle, and Michelle hereby purchases and acquires from Hypercom, 2,475,248 shares of Hypercom's common stock (the "Shares") for $3.03 per share. Payment for the Shares is made through the reduction of the principal amount of the Loan by $7,500,001.40.

     2. REPAYMENT OF LOAN. Concurrently herewith, Hypercom is repaying the balance of the Loan (after giving effect to the reduction of the Loan by $7,500,001.40 pursuant to Section 1 hereof) together with all accrued interest thereon, which amount the parties hereto agree is $6,336,004.42 as of July 26, 2001 plus an additional $2,880.70 for each day thereafter.

     3. CONDITIONS; EFFECTIVENESS OF PURCHASE OF SHARES. Closing of the issuance, sale, purchase and acquisition of the Shares is contingent upon the following events occurring on or before August 15, 2001, which events Hypercom agrees to use commercially reasonable efforts to cause to occur:

          a. the repayment of the balance of the Loan together with all accrued and unpaid interest thereon in accordance with Section 2 hereof; and

          b. completion of the refinancing of Hypercom's principal credit facility with Foothill Capital Corporation and Ableco Finance LLC.
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The issuance, sale, purchase and acquisition of the Shares shall be effective as at the first time that these conditions are both satisfied.

     4. REGISTRATION OF SHARES. Hypercom agrees that (i) it shall promptly (but in no event later than September 4, 2001) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") for the registration of the Shares, and shall use commercially reasonable efforts to cause such registration statement to become effective by December 3, 2001, (ii) the Shares shall be subject to the registration provisions of Article 5 of the Series A Warrant, including, without limitation, the provisions relating to Hypercom's payment of expenses related to such registration, and
(iii) the Shares shall be "Registrable Securities" as defined in the Series A Warrant.

     5. EFFECT ON SERIES A WARRANT; AMENDMENT TO SERIES A WARRANT. The parties hereto acknowledge and agree that (subject to adjustment as provided in Article 4 of the Series A Warrant) the maximum number of shares issuable upon exercise of the Series A Warrant is fixed at 1,000,000 (with the parties further acknowledging that the provisions of subsection (ii) under the definition of "Warrant Shares" in the Series A Warrant are not capable of being achieved). The parties further agree that the Series A Warrant is hereby amended by:

          a. deleting the word "and" appearing immediately before the "(iv)" in the second to last line of the definition of "Additional Stock"; and

          b. inserting at the end of such definition, immediately after the word "otherwise", the following words:

          ", (v) the Common Stock issued to Michelle Investments LLC pursuant to that certain Stock Purchase Agreement between the Company and Michelle Investments LLC dated July 31, 2001, (vi) the Common Stock (not to exceed 2,500,000 shares in the aggregate) issued to Norton Family Living Trust UTD 2-4-91, Norton Family Living Trust UTD 2-15-96, Stevenson Family Living Trust UTD 7/1/97, JR Norton Ventures Limited Partnership, Daniel D. Diethelm, Michael R. Norton and Matthew A. Diethelm, all pursuant to that certain Stock Purchase Agreement among the Company and such parties dated July 30, 2001, (vii) the issuance of up to 1,875,00 shares of Common Stock (subject to adjustment as provided therein) to Abelco Holding LLC pursuant to a Series C Warrant to be granted to it, on or after the date hereof; (viii) the issuance of up to 350,000 shares of Common Stock (subject to adjustment as provided therein) to Roth Capital Corporation pursuant to a Series D Warrant to be granted to it, on or after the date hereof; and (ix) the options or warrants to purchase common stock described above."

     6. DELIVERIES. The parties hereby deliver (or undertake to deliver promptly hereafter):


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          a. As to Hypercom:

             (i) Certificate(s) representing the Shares, with each such certificate bearing the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAW, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, DIRECTLY OR INDIRECTLY IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE REGISTERED HOLDER OF THIS CERTIFICATE, REASONABLY SATISFACTORY TO HYPERCOM CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

             (ii) Payment of the balance of the Loan (including all accrued and unpaid interest thereon) by wire transfer or cashier's check.

          b. As to Michelle:

             (i) The Promissory Note or Notes representing the Loan, marked "Cancelled and Paid In Full"; and

             (ii) Releases of all security interests related to the Loan in form and substance acceptable to Hypercom.

     7. REPRESENTATIONS AND WARRANTIES OF HYPERCOM. Hypercom represents and warrants that:

          a. Legal Status: Qualification. Hypercom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require Hypercom to qualify and/or be licensed, except where failure to qualify or be licensed would not have a material adverse effect on the business or assets of Hypercom taken as a whole;

          b. Authority. Hypercom has the right and power, and is duly authorized and empowered, to enter into, execute, deliver and perform this Agreement;

          c. Binding Effect. This Agreement has been duly authorized, executed and delivered and constitutes a valid and binding obligation of Hypercom enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);


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          d. No Conflict. The execution, delivery and/or performance by Hypercom of this Agreement shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Hypercom's Certificate of Incorporation or By-laws or contained in any agreement, instrument, or document to which Hypercom is a party or by which it is bound;

          e. Consents. Except for filings required pursuant to applicable securities laws, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery by Hypercom of this Agreement or the performance of any of Hypercom's obligations hereunder;

          f. Offering. Neither Hypercom nor any agent acting on its behalf has or will sell or offer for sale, or dispose of or attempt or offer to dispose of, the Shares or any part thereof to, or solicit any offers to buy any securities of like tenor from, or otherwise approach or negotiate in respect thereof, with any person or persons so as thereby to bring the issuance of the Shares within the provisions of Section 5 of the Securities Act;

          g. Registration. Subject to Hypercom's reliance on the truth and accuracy of Michelle's representations and warranties in Section 8 hereof, it is not necessary in connection with the issuance and sale of the Shares to Michelle to register the Shares under the Securities Act; and

          h. Fully Paid Shares. Upon payment therefor in accordance with this Agreement, the Shares will be validly and legally issued, fully paid and non-assessable.

     8. REPRESENTATIONS AND WARRANTIES OF MICHELLE. Michelle represents and warrants that:

          a. Purchase for Own Account. The Shares are being acquired for investment for Michelle's own account, and not with a view to the resale or distribution of any part thereof, and Michelle has no present intention of selling, granting any participation in, or otherwise distributing the Shares or any part thereof. Michelle does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person with respect to the Shares or any part thereof.

          b. Disclosure of Information. Michelle is aware of Hypercom's business affairs, financial condition, and status with its lenders, has received and reviewed all information (including all reports, registrations and other documents filed by Hypercom with the United States Securities and Exchange Commission (the "Commission") up to the date hereof) it considers necessary or appropriate for making an informed and knowledgeable decision as to whether to acquire the Shares and further represents that it has had sufficient opportunity to ask questions and receive answers from Hypercom regarding the nature and affairs of Hypercom, including its business, properties, prospects and financial condition.

          c. Investment Experience. Michelle is an investor in securities of companies and acknowledges that it is capable of bearing the economic risk of its investment in the Shares, including the risk of total loss of any or all of such investment, and has such knowledge and


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experience in financial or business matters that it is capable of evaluating the merits and risks of such investment.

          d. Accredited Investor. Michelle is an "accredited investor" within the meaning of Commission Rule 501 of Regulation D, as presently in effect.

          e. Restricted Securities. Michelle understands and hereby acknowledges that (i) the Shares will not initially be registered under the Securities Act, and in such event will be issued in reliance upon a specific exemption from the registration requirements under the Securities Act, which exemption depends upon, among other things, the bona fide nature of Michelle's investment intent as expressed herein, and (ii) the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.

          f. Rule 144 Restrictions. Michelle is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including among other things: (i) the availability of certain public information about Hypercom; (ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold, unless registered;
(iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended), (iv) the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, and (v) the filing of Form 144 with the Commission.

          g. Rule 144 Limitations. Michelle understands and acknowledges that at the time it wishes to sell some or all of the Shares, there may not be an active public market upon which to make such a sale, and that, even if such an active public market upon which to make such a sale then exists, Hypercom may not be satisfying the current public information requirements of Rule 144. In such event, Michelle understands that it may be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period has been satisfied or the Shares registered. Michelle further understands that (i) if all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption will be required to permit Michelle to sell the Shares, and (ii) notwithstanding the fact that Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          h. No Related Transaction. Michelle is not related in any way to any of Norton Family Living Trust UTD 2-4-91, Norton Family Living Trust UTD 2-15-96, Stevenson Family Living Trust UTD 7/1/97, JR Norton Ventures Limited Partnership, Daniel D. Diethelm, Michael R. Norton and Matthew A. Diethelm, or to Abelco Holding LLC or Roth Capital Corporation, and Michelle's purchase and acquisition of the Shares as contemplated in this Agreement is not related to the purchase by any


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such parties of any other shares of Hypercom's common stock or other securities exchangeable for or convertible into Hypercom's common stock. The transactions set forth herein were negotiated separately from, and after, the prior transactions between the parties described in the recitals hereto, and are not related to such prior transactions. Michelle owned less than 1,600,000 shares of Hypercom's common stock immediately prior to the date hereof.

     9. HYPERCOM'S COVENANT. Hypercom covenants that, it shall, at its sole expense, upon Michelle's written request, use commercially reasonable efforts to cause the Shares to be listed for trading on the New York Stock Exchange, or if Hypercom's common stock ceases to be traded on the New York Stock Exchange, on such other national securities exchange, national market system or over-the-counter market on which Hypercom's common stock is listed or quoted for trading.

     10.  MISCELLANEOUS.

          a. Certain Expenses. Subject to the registration rights provisions of the Series A Warrant, Hypercom shall pay all stamp or issuance taxes (other than stock transfer taxes) that may be imposed in respect of, the issuance, sale and delivery of the Shares to Michelle.

          b. Enforcement Costs. If either party to this Agreement seeks to enforce its rights hereunder by legal proceedings or otherwise, then the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including without limitation, all reasonable attorneys' fees. The term "prevailing party" shall mean that party whose position is substantially upheld in a final judgment rendered in such litigation or in a final arbitration award, or if the final judgment or arbitration award is appealed, that party whose final position is substantially upheld by the decision of the final appellate body.

          c. Nonwaiver; Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of either party hereto shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such party. No single or partial waiver by a party hereto of any provision of this Agreement or any breach or default hereunder or of any other provision, breach, default right or remedy or the same provision, breach, default, right or remedy on a future occasion. The rights and remedies provided in this Agreement are cumulative and are in addition to all rights and remedies which either party may have in law or in equity or by statute or otherwise.

          d. Notices. Any notice, demand or delivery to be made pursuant to this Agreement shall be deemed delivered and received (i) when personally delivered,
(ii) on the third business day following the day when deposited in the U.S. mail, postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) on the first business day after proper and timely deposit for next day delivery, charges prepaid, with a nationally recognized delivery service to the location of the recipient, to such party at the address set forth below. Michelle's address shall be its last known address appearing on the books of Hypercom maintained for such purpose. Hypercom's address shall be its principal executive office. Michelle and Hypercom may designate a different address by notice to the other pursuant to this Subsection 10d.


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          e. Successors and Assigns. This Agreement shall be binding upon,
Hypercom and any person succeeding Hypercom, by merger, consolidation or acquisition of all or substantially all of Hypercom's assets, and all of the obligations of Hypercom with respect to the Shares and all of the covenants and agreements of Hypercom shall inure to the benefit of Michelle and its successors and assigns.

          f. Severability.

             (i) If, in any action before any court or agency legally empowered to enforce any term of this Agreement, any term is found to be unenforceable, then such term shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

             (ii) If any term of this Agreement is not curable as set forth in subsection (i) above, the unenforceability of such term shall not effect the other provisions of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained herein.

          g. Survival of Representations and Warranties. The representations and warranties of Hypercom and Michelle in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation by Michelle or its agents.

          h. Amendment. This Agreement may not be modified or amended except by written agreement of Hypercom and Michelle.

          i. Headings. The headings of the Sections and Subsections of this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

          j. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed
by its duly authorized officer as of July       , 2001.

                                               HYPERCOM CORPORATION

                                               /s/ Jonathon E. Killmer
                                               --------------------------------
                                               Jonathon E. Killmer
                                               Executive Vice President



                                               MICHELLE INVESTMENTS L.L.C.


                                               By: /s/ Sam Buchbinder
                                                  ------------------------------
                                               Its: Manager
                                                   -----------------------------



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